PRICING SUPPLEMENT                                                                                               File No. 333-122639
(To Prospectus Supplement and Prospectus dated February 25, 2005)                                                     Rule 424(b)(3)
Pricing Supplement Number: 2436

                            MERRILL LYNCH & CO., INC.
                           MEDIUM-TERM NOTES, SERIES C
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                               FLOATING RATE NOTES

     Principal Amount:              $10,000,000                           Original Issue Date:                        April 29, 2005

     CUSIP Number:                  59018YVF5                             Stated Maturity Date:                       April 29, 2015

     Issue Price:                   100.05%

     Interest Calculation:                                                Day Count Convention:
     [X]     Regular Floating Rate Note                                   [X]    Actual/360
     [ ]     Inverse Floating Rate Note                                   [ ]    30/360
               (Fixed Interest Rate):                                     [ ]    Actual/Actual

     Interest Rate Basis:
     [X]     LIBOR                                                        [ ]    Commercial Paper Rate
     [ ]     CMT Rate                                                     [ ]    Eleventh District Cost of Funds Rate
     [ ]     Prime Rate                                                   [ ]    CD Rate
     [ ]     Federal Funds Rate                                           [ ]    Other (see attached)
     [ ]     Treasury Rate

     Designated CMT Page:                                                 Designated LIBOR Page:
                 CMT Moneyline Telerate Page:                                    LIBOR MoneylineTelerate Page: 3750
                                                                                           LIBOR Reuters Page:

     Index Maturity:                Six Months                            Minimum Interest Rate:                      Not Applicable

     Spread:                        + 0.3475%                             Maximum Interest Rate:                      Not Applicable

     Initial Interest Rate:         Calculated as if the Original Issue   Spread Multiplier:                          Not Applicable
                                    Date was an Interest Reset Date

     Interest Reset Dates:          Semi-annually, on the 29th of April and October, commencing on
                                    October 29, 2005, subject to modified following Business Day convention.

     Interest Payment Dates:        Semi-annually, on the 29th of April and October, commencing on
                                    October 29, 2005, subject to modified following Business Day convention.

     Repayment at the
     Option of the Holder:          The Notes cannot be repaid prior to the Stated Maturity Date.

     Redemption at the
     Option of the Company:         The Notes cannot be redeemed prior to the Stated Maturity Date.

     Form:                          The Notes are being issued in fully registered book-entry form.

     Trustee:                       JPMorgan Chase Bank

     Underwriting Discount:         0.05%

     Dated:                         April 21, 2005